UNITED STATES
SECURITIES AND EXCHANGE COMMISSION
Washington, D.C. 20549
FORM 8-K
CURRENT REPORT
Pursuant to Section 13 or 15(d) of the Securities Exchange Act of 1934
Date of Report (Date of earliest event reported): February 18, 2008
BMP SUNSTONE CORPORATION
(Exact name of registrant specified in its charter)

Delaware	000-51409	20-0434726

(State or other jurisdiction of	(Commission File Number)	(I.R.S. Employer Identification
incorporation)		No.)
600 W. Germantown Pike, Suite 400,
Plymouth Meeting, Pennsylvania		19462

(Address of principal executive offices)		(Zip Code)
Registrant’s telephone, including area code: (610) 940-1675
     Check the appropriate box below if the Form 8-K filing is intended to simultaneously satisfy the filing obligation of the Registrant under any of the following provisions (see General Instruction A.2. below):
☐	Written communications pursuant to Rule 425 under the Securities Act (17 CFR 230.425)

☐	Soliciting material pursuant to Rule 14a-12 under the Exchange Act (17 CFR 240.14a-12)

☐	Pre-commencement communications pursuant to Rule 14d-2(b) under the Exchange Act (17 CFR 240.14d-2(b))

☐	Pre-commencement communications pursuant to Rule 13e-4(c) under the Exchange Act (17 CFR 240.13e-4(c))

Item 1.01. Entry into a Material Definitive Agreement.
On February 18, 2008, BMP Sunstone Corporation (the “Company”) entered into an employment agreement (the “Employment Agreement”) with Han Zhiqiang (“Han”), pursuant to which Han will serve as the Company’s President of China Operation, effective as of January 15, 2008. The term of the agreement continues through January 14, 2013 (the “Employment Term”). The Employment Term will automatically be extended for successive one-year periods thereafter, unless either the Company or Han elects not to renew the Employment Term by written notice delivered to the other party not later than 90 days’ prior to the start of any such one-year period.
Under the Employment Agreement, the Company will pay Han a base salary of $350,000, payable in two portions, a RMB portion and a US dollar portion. In addition, Han will be eligible for an annual cash bonus in an amount of 30% of the base salary, to be determined by the Company’s Chief Executive Officer (“CEO”) and approved by the compensation committee of the board of directors (the “Board”) of the Company. Han also will be entitled to receive option grants during the Employment Term, as the CEO and compensation committee of the Board may determine.
The Company may terminate Han’s employment at any time with or without “cause” by providing him with at least 60 days’ prior written notice of such termination. Similarly, Han may terminate the agreement at any time by providing the Company with at least 60 days’ notice. In addition, the Company may terminate Han’s employment for “cause” immediately upon written notice.
Upon a termination of Han’s employment without “cause,” Han will be entitled to certain severance benefits subject to his compliance with certain restrictive covenants included in the Employment Agreement and the execution of a general release. Pursuant to such a termination of Han’s employment, in the absence of a change in control of the Company or more than 12 months after a change in control, Han will receive his base monthly salary in effect at the time of the termination for a period of 12 months and each option outstanding at the time of termination will immediately vest and become exercisable. In the event the termination without "cause" occurs within 12 months after a change in control, Han will receive his base monthly salary in effect at the time of the termination for a period of 18 months and each option outstanding at the time of termination will immediately vest and become exercisable.
The Employment Agreement also contains certain non-competition and non-interference provisions. The restrictions under these provisions will remain in effect until two years after the date of Han’s termination of employment.
Item 2.01. Completion of Acquisition or Disposition of Assets.
On February 18, 2008, the Company completed its acquisition of the remaining 51% interest in Hong Kong Fly International Health Care Limited (“Hong Kong Health Care”) that it had not already acquired. Hong Kong Health Care is a Hong Kong corporation that holds a 100% equity interest in Sunstone Pharmaceutical Co., Ltd. In exchange for the 51% interest in Hong Kong Health Care, the Company issued to Han Zhiqiang (“Han”) and Tong Zhijun (“Tong”), the owners (together, the “Sellers”), 8 million shares (the “Consideration Shares”) of the Company’s unregistered common stock, par value $0.001 per share. At the closing, 10% of the Consideration Shares were held in escrow, to be released upon the achievement of certain milestones by Sunstone, and another 10% of the Consideration Shares were pledged to the Company for a term of three years as security for the occurrence of certain indemnification events. The terms of the acquisition are set forth in a Sale and Purchase Agreement (the “Purchase Agreement”) dated September 28, 2007, by and among the Company and the Sellers.
The terms of the Purchase Agreement and the acquisition of the 51% interest in Hong Kong Health Care are more fully described in the Company’s Current Report on Form 8-K filed with the Securities and Exchange Commission on October 4, 2007, with the entire text of the Purchase Agreement attached as Exhibit 2.1 thereto, which is incorporated by reference herein.
On October 31, 2007, the Company completed the acquisition of the initial 49% of the issued share capital of Hong Kong Health Care. The Company filed a report on Form 8-K to report that transaction and amended that report to file audited financial statements of Hong Kong Health Care and pro forma information. By amendment to this report, the Company intends to file more current audited financial statements and pro forma financial information as of December 31, 2007.
Item 3.02 Unregistered Sales of Equity Securities.
Pursuant to the Purchase Agreement described in Item 2.01 above, the Company issued the Consideration Shares to the Sellers in exchange for the 51% interest in Hong Kong Health Care. The Consideration Shares were issued to the Sellers without registration under the Securities Act of 1933, amended (the “Securities Act”), or any state securities laws. The Company relied on the exemption from the registration requirements of the Securities Act in Section 4(2) thereof and Regulation D promulgated thereunder. Each of the certificates representing the Consideration Shares issued contain restrictive legends preventing the sale, transfer or other disposition of such shares unless registered under the Securities Act. The Company has agreed to file a registration statement for the resale of the Consideration Shares.
Item 5.02. Departure of Directors or Certain Officers; Election of Directors; Appointment of Certain Officers; Compensatory Arrangements of Certain Officers.

(d) In connection with the closing of the acquisition of the 51% interest in Hong Kong Health Care, the Board of Directors (the “Board”) of the Company, acting pursuant to authority granted in Section 4.02 of the Company’s Bylaws, increased the number of directors of the Company to nine, and appointed Han and Tong to fill the vacancies created thereby, effective as of the closing of the acquisition. Both Han and Tong were elected to the Board as a condition to the closing of the acquisition.
Item 8.01 Other Events.
On February 19, 2008, the Company issued a press release announcing the closing of the acquisition of the remaining 51 percent interest in Hong Kong Health Care. A copy of this press release is attached hereto as Exhibit 99.1 and is incorporated herein by reference.
Item 9.01. Financial Statements and Exhibits.
(a) Financial Statements of Business Acquired
The Company intends to file financial statements under this item by amendment to this report no later than 71 calendar days after the date this report is required to be filed.
(b) Pro Forma Financial Information
The Company intends to file pro forma financial information under this item by amendment to this report no later than 71 calendar days after the date this report is required to be filed.
(d) Exhibits.

Exhibit Number	Description of Exhibit

99.1	Press Release, dated February 19, 2008

SIGNATURES
     Pursuant to the requirements of the Securities Exchange Act of 1934, the registrant has duly caused this report to be signed on its behalf by the undersigned hereunto duly authorized.

BMP SUNSTONE CORPORATION

Date: February 21, 2008	By:	/s/ Fred M. Powell

Name: Fred M. Powell
Title: Chief Financial Officer

Exhibit Number	Description of Exhibit

99.1	Press Release, dated February 19, 2008